Exhibit 99.1

             Autodesk First Quarter Revenues Increase 41 Percent

                          EPS Increases 414 Percent

    SAN RAFAEL, Calif., May 18 /PRNewswire-FirstCall/ -- Autodesk, Inc. (Nasdaq: ADSK), the world's leading design software and digital content company, today announced financial results for its first fiscal quarter ended April 30, 2004. For the first quarter, Autodesk reported net revenues of $298 million, a 41 percent increase over $211 million reported in the first quarter of the prior year.

    First quarter net income was $43 million, or $0.36 per diluted share on a GAAP basis, and $49 million, or $0.41 per diluted share on a pro-forma basis. Pro-forma net income excludes an $8 million restructuring charge. Net income in the first quarter of the prior year was $8 million, or $0.07 per diluted share on a GAAP basis. There were no pro-forma adjustments in the prior year.

    "I am pleased with the company's outstanding performance during the quarter," said Carol Bartz, Autodesk chairman and CEO. "Strong new releases of our AutoCAD 2005 family of products, led to outstanding results in all markets and divisions. Customers are responding enthusiastically to the improved performance and increased functionality in the new versions."

    Autodesk's strong performance was driven by significant increases in revenue from new seats and upgrades, the continuing success of the company's subscription program, and the company's commitment to improving profitability.

    During the quarter, the company launched its AutoCAD(R) 2005 family of products, demonstrating the company's continued commitment to delivering lifecycle management solutions to customers. AutoCAD 2005 improves productivity and collaboration by providing the functionality needed for efficient workflow processes and allowing users to create, manage and share complex data and design information more easily.

    Subscription revenues, called Maintenance on the financial statements, increased 56 percent over the prior year, to $37 million, as customers continue to recognize the value of the subscription program and the quick return on investment of Autodesk products.

    During the quarter, Autodesk continued to deliver on its commitment to improve profitability. Operating margins improved 15 percentage points over the first quarter of fiscal 2004, to 18 percent on a GAAP basis. Pro-forma operating margins, which exclude the $8 million restructuring charge, were 21 percent in the quarter. These results demonstrate the significant leverage in the company's operating margin.

    "We got off to a great start in Fiscal Year 2005," said Bartz. "We introduced the AutoCAD 2005 family of products, one of our strongest product offerings ever, just two months after the retirement of AutoCAD 2000. In addition to the successful launch of AutoCAD 2005 family of products, we plan to release significant new versions of all of our other major products this year, including Autodesk Inventor Series, Autodesk Inventor Professional and 3ds max. Our refreshed product line and our focus on increasing profitability combined with the improved global economy, position the company for strong future growth."

    Business Outlook --

    The following statements are forward looking statements which are based on current expectations and which involve risks and uncertainties some of which are set forth below.

    Q2 Fiscal 2005

    Net revenues for the second quarter of fiscal 2005 are expected to be in the range of $260 million to $270 million. Earnings per diluted share for the second quarter of fiscal year 2005 are expected to be in the range of $0.22 to $0.26 on a GAAP basis and $0.26 to $0.30 on a pro-forma basis.

    Full Year Fiscal 2005

    For 2005, annual revenue is expected to be in the range of $1.1 billion to $1.125 billion. Earnings per diluted share for the full year are expected to be in the range of $1.29 to $1.36 on a GAAP basis and $1.44 to $1.51 on a pro-forma basis. Fourth quarter fiscal 2005 operating margins are expected to be in the high-20 percent range.

    A reconciliation of the above non-GAAP net income and EPS amounts to the corresponding GAAP net income and EPS amounts is provided at the end of this press release.

    Safe Harbor Statement

    This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under "Business Outlook," above and other statements regarding our anticipated product releases and performance. Factors that could cause actual results to differ materially include the following: general market and business conditions, failure of key new applications to achieve anticipated levels of customer acceptance, failure to achieve sufficient sell-through in our channels for new or existing products, pricing pressure, failure to achieve anticipated cost reductions, changes in foreign currency rates, delays in the release of new products and services, failure to achieve continued success in technology advancements, changes in accounting rules, particularly related to stock option expensing, failure to successfully integrate new or acquired businesses, financial and business condition of our reseller and distribution channels, renegotiation or termination of royalty or intellectual property arrangements, and failure to grow lifecycle management or collaboration products.

    Further information on potential factors that could affect the financial results of Autodesk are included in the company's report on Form 10-K, for the year ended January 31, 2004, which is on file with the Securities and Exchange Commission.

    Autodesk will host a conference call at 800-901-5213 (passcode: 41072538) today and an audio webcast on the first quarter results beginning at 5:00 p.m. Eastern Time at www.autodesk.com/investor. A replay of this webcast will be maintained on our website for at least twelve months.

    About Autodesk

    Autodesk is the world's leading design software and digital content company, offering customers progressive business solutions through powerful technology products and services. Autodesk helps customers in the building, manufacturing, infrastructure, digital media, and wireless data services fields increase the value of their digital design data and improve efficiencies across their entire project lifecycle management processes. For more information, contact any Authorized Autodesk Reseller, call Autodesk at 800-964-6432, or visit www.autodesk.com. Discreet product information is available at 800-869-3504 or via the Web at www.discreet.com.

    NOTE: Autodesk, AutoCAD, Autodesk Inventor, 3ds max and Discreet are registered trademarks of Autodesk, Inc., and/or Autodesk Canada, Inc. in the United States and/or other countries. All other brand names, product names, or trademarks belong to their respective holders.


     Autodesk, Inc.
     Reconciliation of diluted net income per share on a GAAP basis to non-GAAP diluted net income per share
     Unaudited


                                         Three months ended  Fiscal year ended
                                           July 31, 2004      January 31, 2005
                                          Low end  High end  Low end  High end
                                          of range of range  of range of range
    Diluted net income per share on
     a GAAP basis                           $0.22    $0.26    $1.29     $1.36
    Restructure costs                        0.05     0.05     0.20      0.20
    Income tax effect                       (0.01)   (0.01)   (0.05)    (0.05)
    Non-GAAP diluted net income per share   $0.26    $0.30    $1.44     $1.51



    Autodesk, Inc.
    Consolidated Statements of Income
    (In thousands, except per share data)

                                                       Three Months Ended
                                                            April 30,
                                                      2004           2003
                                                           (Unaudited)
    Net revenues:

      License and other                             $260,509       $186,881

      Maintenance                                     37,367         23,885

        Total net revenues                           297,876        210,766

    Costs and expenses:

      Cost of license and other revenues              37,585         35,047

      Cost of maintenance revenues                     4,287          3,195

      Marketing and sales                            109,279         92,354

      Research and development                        57,881         51,579

      General and administrative                      27,073         21,984

      Restructuring and other                          8,250             --

        Total costs and expenses                     244,355        204,159

    Income from operations                            53,521          6,607

    Interest and other income, net                     2,416          3,272

    Income before income taxes                        55,937          9,879

    Provision for income taxes                       (13,432)        (2,371)

    Net income                                       $42,505         $7,508

    Basic net income per share                         $0.38          $0.07

    Diluted net income per share                       $0.36          $0.07

    Shares used in computing basic
     net income per share                            112,052        111,775

    Shares used in computing diluted
     net income per share                            119,283        113,446


    Autodesk, Inc.
    Pro Forma Consolidated Statements of Income
    (See pro forma adjustments listed in the tables below)
    (In thousands, except per share data)

                                                       Three Months Ended
                                                            April 30,
                                                      2004           2003
                                                          (Unaudited)
    Net revenues:

      License and other                             $260,509       $186,881

      Maintenance                                     37,367         23,885

        Total net revenues                           297,876        210,766

    Costs and expenses:

      Cost of license and other revenues              37,585         35,047

      Cost of maintenance revenues                     4,287          3,195

      Marketing and sales                            109,279         92,354

      Research and development                        57,881         51,579

      General and administrative                      27,073         21,984

        Total costs and expenses                     236,105        204,159

    Income from operations                            61,771          6,607

    Interest and other income, net                     2,416          3,272

    Income before income taxes                        64,187          9,879

    Provision for income taxes                       (15,405)        (2,371)

    Pro forma net income                             $48,782         $7,508

    Basic pro forma net income per share               $0.44          $0.07

    Diluted pro forma net income per share             $0.41          $0.07

    Shares used in computing basic
     pro forma net income per share                  112,052        111,775

    Shares used in computing diluted
     pro forma net income per share                  119,283        113,446


                                                      Three Months Ended
                                                           April 30,
                                                      2004           2003
                                                          (Unaudited)

    A reconciliation between operating
     expenses on a GAAP basis and
     pro forma operating expenses is as follows:

    GAAP costs and expenses                         $244,355       $204,159

    Restructuring and other                           (8,250)           --

    Pro forma costs and expenses                    $236,105       $204,159


    A reconciliation between income from
     operations on a GAAP basis and
     pro forma income from operations is as follows:

    GAAP income from operations                      $53,521         $6,607

    Restructuring and other                            8,250             --

    Pro forma income from operations                 $61,771         $6,607

    A reconciliation between net income on a GAAP basis and pro forma net income is as follows:

    GAAP net income                                  $42,505         $7,508

    Restructuring and other                            8,250             --


    Income tax effect of pro forma adjustments        (1,973)            --


    Pro forma net income                             $48,782         $7,508


    A reconciliation between diluted net income per share on a GAAP basis and diluted pro forma net income per share is as follows:

    GAAP diluted net income per share                  $0.36          $0.07

    Restructuring and other                            $0.07            $--

    Income tax effect of pro forma adjustments        $(0.02)           $--


    Pro forma diluted net income per share             $0.41          $0.07

    To supplement our consolidated financial statements presented on a GAAP basis, Autodesk uses pro forma measures of operating results, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the pro forma results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted pro forma results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.


    Autodesk, Inc.
    Consolidated Balance Sheets
    (In thousands)

                                                   April 30,     January 31,
                                                      2004           2004
                                                  (Unaudited)     (Audited)

    ASSETS:

    Current assets:
      Cash and cash equivalents                     $304,147       $282,249
      Marketable securities                           49,780         81,275
      Accounts receivable, net                       142,630        166,816
      Inventories                                     16,686         17,365
      Deferred income taxes                           24,170         25,410
      Prepaid expenses and other current assets       27,830         24,137
    Total current assets                             565,243        597,252


    Marketable securities                            165,463        165,976

    Computer equipment, software, furniture
     and leasehold improvements, at cost:
      Computer equipment, software and furniture     208,614        206,319
      Leasehold improvements                          34,288         34,526
      Less accumulated depreciation                 (179,350)      (174,371)
    Net                                               63,552         66,474

    Purchased technologies
     and capitalized software, net                    18,546         19,378
    Goodwill, net                                    163,885        160,094
    Deferred income taxes                              3,760             --
    Other assets                                       9,851          7,986
                                                    $990,300     $1,017,160


    LIABILITIES AND STOCKHOLDERS' EQUITY:

    Current liabilities:
      Accounts payable                               $46,639        $52,307
      Accrued compensation                            65,871         92,830
      Accrued income taxes                            44,403         50,695
      Deferred revenues                              137,220        127,276
      Other accrued liabilities                       56,188         61,814
    Total current liabilities                        350,321        384,922

    Deferred income taxes                                 --          7,849
    Other liabilities                                  2,756          2,746

    Stockholders' equity:
      Preferred stock                                     --             --
      Common stock and additional paid-in capital    519,300        473,673
      Accumulated other comprehensive loss            (8,889)        (4,754)
      Deferred compensation                             (285)          (451)
      Retained earnings                              127,097        153,175
      Total stockholders' equity                     637,223        621,643
                                                    $990,300     $1,017,160


    Autodesk, Inc.
    Condensed Consolidated Statements of Cash Flows
    (In thousands)
                                                       Three Months Ended
                                                            April 30,
                                                      2004           2003
                                                           (Unaudited)

    Operating Activities
      Net income                                     $42,505         $7,508
      Adjustments to reconcile net income to
       net cash provided by operating activities:
        Depreciation and amortization                 12,502         12,307
        Stock compensation expense                       197            557
        Net loss on fixed asset disposals                212             --
        Write-downs of cost method investments            --             26
        Tax benefits from employee stock plans        24,414             --
        Restructuring related charges, net             4,326             --
        Changes in operating assets
         and liabilities                             (28,993)        (2,992)
        Net cash provided by operating activities     55,163         17,406

    Investing Activities
      Net sales and maturities of
       available-for-sale marketable securities       30,757          1,876
      Business combinations, net of cash acquired     (6,500)        (5,150)
      Capital and other expenditures                  (5,864)        (4,083)
      Other investing activities                        (843)            52
    Net cash provided by (used in)
     investing activities                             17,550         (7,305)

    Financing activities
      Proceeds from issuance of common stock,
       net of issuance costs                         104,934         15,123
      Repurchase of common stock                    (149,033)       (29,881)
      Dividends paid                                  (3,302)        (3,347)
    Net cash used in financing activities            (47,401)       (18,105)

    Effect of exchange rate changes on
     cash and cash equivalents                        (3,414)         1,070

    Net increase (decrease) in cash
     and cash equivalents                             21,898         (6,934)
    Cash and cash equivalents at
     beginning of year                               282,249        186,377
    Cash and cash equivalents
     at end of period                               $304,147       $179,443

    Supplemental cash flow information:
    Net cash paid (received) paid
     during the period for income taxes               $4,668          $(123)


    Fiscal Year
     2005           QTR 1        QTR 2        QTR 3       QTR 4     YTD2005
    Financial
     Statistics
     (in millions):
    Total net
     revenues      $297.9                                           $297.9
    License and
     other
     revenues      $260.5                                           $260.5
    Maintenance
     revenues       $37.4                                            $37.4

    Gross Margin      86%                                              86%

    GAAP Operating
     Expenses      $202.5                                           $202.5
    GAAP Operating
     Margin           18%                                              18%
    GAAP Net
     Income         $42.5                                            $42.5
    GAAP Earnings
     Per Share
     (diluted)      $0.36                                            $0.36

    Pro Forma
     Operating
     Expenses
     (A)(B)        $194.2                                           $194.2
    Pro Forma
     Operating
     Margin (A)(C)    21%                                              21%
    Pro Forma Net
     Income (A)(D)  $48.8                                            $48.8
    Pro Forma
     Earnings Per
     Share (diluted)
     (A)(E)         $0.41                                            $0.41

    Total Cash and
     Marketable
     Securities    $519.4                                           $519.4
    Days Sales
     Outstanding       43                                               43
    Capital
     Expenditures    $5.9                                             $5.9
    Cash from
     Operations     $55.2                                            $55.2
    GAAP Depreciation
     and
     Amortization   $12.5                                            $12.5

    Revenue by
     Geography
     (in millions):
    Americas       $121.5                                           $121.5
    Europe         $108.8                                           $108.8
    Asia/Pacific    $67.6                                            $67.6

    Revenue by
     Division
     (in millions) (F):
    Design Solutions
     Group         $261.8                                           $261.8
     Manufacturing
      Solutions
      Division      $44.8                                            $44.8
     Infrastructure
      Solutions
      Division      $33.7                                            $33.7
     Building
      Solutions
      Group         $27.2                                            $27.2
     Platform
      Technology
      Group &
      Other        $156.1                                           $156.1

    Discreet        $36.1                                            $36.1

    Upgrade revenue
     (in millions):
    Upgrade revenue $66.2                                            $66.2

    Operating Income
     (Loss) by Segment
     (in millions) (F):
    Design
     Solutions     $115.0                                           $115.0
    Discreet         $1.7                                             $1.7
    Unallocated
     amounts       $(63.2)                                          $(63.2)

    Headcount:
    Headcount       3,409                                            3,409

    Common Stock
     Statistics:
    Stock
     Outstanding
    (Pro Forma EPS
     Calculation-
     diluted) 119,283,000                                      119,283,000
    Stock Re-
     purchased  5,182,600                                        5,182,600

    AutoCAD
     Statistics:
    Total AutoCAD-
     based Installed
     Base*      3,469,400                                        3,469,400

     *   Includes prior period adjustment of approximately 28,000 seats.

    (A) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk uses pro forma measures of operating results, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the pro forma results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results.
        In addition, these adjusted pro forma results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

    (B) GAAP
     Operating
     Expenses      $202.5          $--          $--         $--     $202.5
        Restructuring
         and other  $(8.3)         $--          $--         $--      $(8.3)
        Pro Forma
         Operating
         Expenses  $194.2          $--          $--         $--     $194.2

    (C) GAAP Operating
         Margin       18%           0%           0%          0%         18%
        Restructuring
         and other     3%           0%           0%          0%          3%


        Pro Forma
         Operating
         Margin       21%           0%           0%          0%         21%

    (D) GAAP Net
         Income     $42.5          $--          $--         $--      $42.5
        Restructuring
         and other   $8.3          $--          $--         $--       $8.3
        Income tax
         effect    $(2.0)         $--          $--         $--      $(2.0)
        Pro Forma
         Net Income $48.8          $--          $--         $--      $48.8

    (E) GAAP Earnings
         Per Share
         (diluted)  $0.36          $--          $--         $--      $0.36
        Restructuring
         and other  $0.07          $--          $--         $--      $0.07
        Income tax
         effect   $(0.02)         $--          $--         $--      $(0.02)
        Pro Forma
         Earnings
         Per Share
         (diluted)  $0.41          $--          $--         $--      $0.41


    (F) In the first quarter of fiscal 2005, Autodesk modified its segment disclosure. For purposes of comparison with previous periods, the segment data has been restated to reflect the current segment reporting.


    CONTACT: media, Nicole Pack, +1-415-507-6282, or nicole.pack@autodesk.com; or investors, Sue Pirri, +1-415-507-6467, or sue.pirri@autodesk.com, or Marlene Peterson, +1-415-507-6732, or marlene.peterson@autodesk.com, all of Autodesk.

SOURCE  Autodesk, Inc.
    -0-                             05/18/2004
    /CONTACT: media, Nicole Pack, +1-415-507-6282, or nicole.pack@autodesk.com; or investors, Sue Pirri, +1-415-507-6467, or sue.pirri@autodesk.com, or Marlene Peterson, +1-415-507-6732, or marlene.peterson@autodesk.com, all of Autodesk/
    /Web site:  http://www.autodesk.com/
    (ADSK)

CO:  Autodesk, Inc.
ST:  California
IN:  CPR STW EDA
SU:  ERN CCA